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SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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SENIOR HOUSING PROPERTIES TRUST

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SENIOR HOUSING PROPERTIES TRUST

400 Centre Street
Newton, Massachusetts 02458

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 7, 2002

To the Shareholders of Senior Housing Properties Trust:

        Notice is hereby given that the Annual Meeting of Shareholders of Senior Housing Properties Trust, a Maryland real estate investment trust (the "Company"), will be held at 9:30 a.m. on Tuesday, May 7, 2002, at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts, for the following purposes:

  1.
  To elect one Trustee in Group III of the Company's Board of Trustees.

  2.
  To consider and act upon such other matters as may properly come before the meeting.

        The Board of Trustees has fixed the close of business on March 20, 2002, as the record date for determination of the shareholders entitled to notice of, and to vote at, the meeting.

                      By Order of the Board of Trustees,

                      DAVID J. HEGARTY, SECRETARY

April 5, 2002

WHETHER OR NOT YOU EXPECT TO BE AT THE MEETING, PLEASE SIGN, DATE AND RETURN YOUR PROXY IN THE ENVELOPE ENCLOSED HEREWITH.

SENIOR HOUSING PROPERTIES TRUST

400 Centre Street
Newton, Massachusetts 02458

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
To Be Held on Tuesday, May 7, 2002

INTRODUCTION

        A Notice of the Annual Meeting of Shareholders (the "Meeting") of Senior Housing Properties Trust, a Maryland real estate investment trust (referred to as "we," "us" or the "Company"), is set forth on the preceding page, and there is enclosed herewith a form of proxy solicited by our Board of Trustees. We are paying the cost of this solicitation. In addition to solicitation by mail, our Trustees and officers may solicit proxies personally or by telephone or telegram. This proxy statement is being first sent to shareholders on or about April 5, 2002, together with a copy of our Annual Report to Shareholders for the year ended December 31, 2001 (including our audited financial statements).

        Only shareholders of record as of the close of business on March 20, 2002 (the "Record Date") are entitled to notice of, and to vote at, the Meeting and any adjournment thereof. Our outstanding common shares on the Record Date entitled to vote consisted of 58,422,200 common shares of beneficial interest, $.01 par value per share (the "Common Shares"). The holders of the outstanding Common Shares are entitled to one vote per Common Share.

        All Common Shares represented by valid proxies which we receive prior to the Meeting will be counted for purposes of determining the presence of a quorum for purposes of taking action on the proposal set forth below and will be voted as specified in the proxies. If no specification is made by the shareholder, the Common Shares will be voted FOR the election of our Board's nominee. To be elected, our Board's nominee must receive the affirmative vote of a majority of the votes cast at the Meeting. Abstentions are considered present for purposes of determining a quorum, but will have no effect on the outcome of the vote. A shareholder marking the proxy "Withhold" will not be counted as voting in favor of the nominee for Trustee. A shareholder giving a proxy may revoke it any time prior to its exercise by delivering to our Secretary a written revocation or a duly executed proxy bearing a later date, or by attending the Meeting and voting his or her Common Shares in person.

Item 1. Election of the Trustee in Group III of the Board of Trustees.

        The number of our Trustees is currently fixed at five, and our Board of Trustees is currently divided into three groups, with two Trustees in Group I, two Trustees in Group II and one Trustee in Group III. Trustees in each Group are elected for three-year terms.

        Our business is conducted under the general direction of our Board of Trustees as provided by our Amended and Restated Declaration of Trust (the "Declaration of Trust"), our Amended and Restated Bylaws (the "Bylaws") and the laws of the State of Maryland, the state in which we were organized.

        Three of our Trustees, Frank J. Bailey, John L. Harrington and Arthur G. Koumantzelis are our "Independent Trustees" within the meaning of our Bylaws; that is, Trustees who are not involved in our day-to-day activities or employed by REIT Management & Research LLC ("RMR"), which is our investment manager. Bruce M. Gans, M.D. served as an Independent Trustee until December 31, 2001.

Dr. Gans resigned in connection with the spin-off of our subsidiary, Five Star Quality Care, Inc. ("Five Star"), to serve on the Board of Directors of Five Star. Mr. Bailey was elected by the Board of Trustees as an Independent Trustee on January 9, 2002, to fill the vacancy created by Dr. Gans' resignation.

        The Independent Trustees comprise our Audit Committee. Our Audit Committee evaluates and makes recommendations to our Board as to the selection of our independent auditors, reviews our audited financial statements and discusses the adequacy of our internal accounting controls with our management and our auditors. The Audit Committee operates under a written charter adopted by our Board.

        Our entire Board of Trustees serves as our Compensation Committee to make recommendations for the grant of Common Shares pursuant to our 1999 Incentive Share Award Plan (the "Plan"). We do not have a Nominating Committee.

        During 2001, our Board of Trustees held eight meetings and the Audit Committee held six meetings. During 2001, each Trustee attended 75% or more of the total number of meetings of the Board and any Committee of which he was a member held during the period he was a Trustee.

        Each Independent Trustee receives an annual fee of $20,000 for services as a Trustee, plus a fee of $500 for each meeting of our Board or any Board Committee attended. Only one $500 fee is paid if a Board Committee meeting and a Board meeting are held on the same day. The Chair of the Audit Committee receives an additional $5,000 annually; this position rotates periodically among the Independent Trustees. Mr. Koumantzelis, who was Chairman of the Audit Committee during 2000, received $3,000 in 2001 reflecting an increase in the Chair compensation from $2,000 to $5,000, effective as of 2000. Each Independent Trustee also automatically receives an annual grant of 500 Common Shares under the Plan on the date of our first Board meeting after our Annual Meeting of Shareholders. We reimburse all Trustees for travel expenses incurred in connection with their duties as Trustees. Dr. Gans and Mr. Martin, one of our Managing Trustees, also served on our Quality of Care Committee, which was formed in February 2001 to review the quality of healthcare services provided at nursing homes which were operated for our account until December 31, 2001. Dr. Gans received $5,000 in additional compensation for serving as Chairman of our Quality of Care Committee. At December 31, 2001, after the spin-off of Five Star, the Quality of Care Committee was discontinued.

        The present Trustee in Group III is Arthur G. Koumantzelis. The term of the Group III Trustee elected at the Meeting will expire at our 2005 Annual Meeting of Shareholders. To be elected, the nominee for Trustee must receive the affirmative vote of a majority of the votes cast at the Meeting. The Board of Trustees has proposed Mr. Koumantzelis for re-election as the Group III Trustee. The persons named in the enclosed proxy intend to vote the proxy for the election of Mr. Koumantzelis, except to the extent that a shareholder indicates on the proxy card that the vote should be withheld. HRPT Properties Trust ("HRP"), a New York Stock Exchange listed real estate investment trust, which is our former 100% parent company, and Messrs. Martin and Portnoy, collectively have voting control over 12,931,646 Common Shares (approximately 22.1% of the Common Shares outstanding and entitled to vote at the Meeting), and intend to vote in favor of Mr. Koumantzelis as the Group III Trustee.

The Board of Trustees recommends a vote FOR the election of Mr. Koumantzelis as the Group III Trustee.

NOMINEE FOR TERM EXPIRING IN 2005

        The following is the recent principal occupation and the age as of the Record Date of Mr. Koumantzelis:

ARTHUR G. KOUMANTZELIS, Age: 71

        Mr. Koumantzelis has been one of our Trustees since October 12, 1999. Mr. Koumantzelis has been a Director of Five Star since it was spun-off from the Company on December 31, 2001 and has been a Trustee of Hospitality Properties Trust ("HPT"), a New York Stock Exchange listed real estate investment trust which owns hotels, since it began business in 1995. Mr. Koumantzelis was a Trustee of HRP from 1992 through August 1995. Mr. Koumantzelis has been the President and Chief Executive Officer of Gainesborough Investments LLC, a private investment company located in Lexington, Massachusetts, since June 1998. Since April 2000, he has served as the President, Chief Executive Officer and a member of the Board of Directors of Peponi Investments, LLC, a private company also located in Lexington, Massachusetts. In addition, Mr. Koumantzelis has served as Treasurer and has been a part owner of Mosaic Communications Group, LLC, a media company, since December 2000. Mr. Koumantzelis is also a Trustee of Milo Trust, Milo Franklin Trust, Lemoni Trust and a member of the Board of Directors of Wang Healthcare Information Systems, Inc. From 1990 until February 1998, Mr. Koumantzelis was Senior Vice President and Chief Financial Officer of Cumberland Farms, Inc., a private company engaged in the convenience store business and the distribution and retail sale of gasoline.

        In addition to Mr. Koumantzelis, the following persons currently serve on our Board of Trustees or as executive officers of the Company. The following is information concerning those individuals, including their recent employment, positions with us, other directorships and age as of the Record Date.

CONTINUING TRUSTEES

FRANK J. BAILEY, Age: 46

        Mr. Bailey has been one of our Trustees since January 9, 2002. Mr. Bailey has been a partner in the Boston law firm of Sherin and Lodgen LLP during the past five years. Mr. Bailey is a Group I Trustee and will serve until our 2003 Annual Meeting of Shareholders.

JOHN L. HARRINGTON, Age: 65

        Mr. Harrington has been one of our Trustees since October 21, 1999. Mr. Harrington was a Trustee of HRP from 1991 through August 1995 and has been a Trustee of HPT since it began business in 1995. Mr. Harrington has been a Director of Five Star since it was spun-off from the Company on December 31, 2001. He has been the Executive Director and Trustee of the Yawkey Foundation and a Trustee of the JRY Trust for over five years, and during that period until February 27, 2002, was the Chief Executive Officer of the Boston Red Sox Baseball Club. The Yawkey Foundation and JRY Trust

are not-for-profit charitable foundations headquartered in Dedham, Massachusetts. Mr. Harrington is a Group II Trustee and will serve until our 2004 Annual Meeting of Shareholders.

GERARD M. MARTIN, Age: 67

        Mr. Martin is one of our Managing Trustees and has been since we began business in 1999. Mr. Martin is also a Managing Trustee of HRP and HPT and has been since they began business in 1986 and 1995, respectively, and has been a Managing Director of Five Star since it was spun-off from the Company on December 31, 2001. Mr. Martin is also a Director and 50% beneficial owner of RMR. Mr. Martin is a Group II Trustee and will serve until our 2004 Annual Meeting of Shareholders.

BARRY M. PORTNOY, Age: 56

        Mr. Portnoy is one of our Managing Trustees and has been since we began business in 1999. He is also a Managing Trustee of HRP and HPT and has been since they began business in 1986 and 1995, respectively, and has been a Managing Director of Five Star since it was spun-off from the Company on December 31, 2001. Mr. Portnoy is also a Director and 50% beneficial owner of RMR. From 1978 through March 1997, Mr. Portnoy was a partner of the law firm of Sullivan & Worcester LLP, our counsel, and was Chairman of that firm from 1994 through March 1997. Mr. Portnoy is a Group I Trustee and will serve until our 2003 Annual Meeting of Shareholders.

EXECUTIVE OFFICERS

DAVID J. HEGARTY, Age: 45

        Mr. Hegarty has been our President, Chief Operating Officer and Secretary since we began business in 1999. From August 2000 to September 30, 2001, he was our acting Treasurer and Chief Financial Officer and the acting Treasurer of Five Star. Since January 1998, Mr. Hegarty has been a Director, President and Secretary of RMR. Mr. Hegarty was the President and Chief Operating Officer of HRP from April 1994 through October 1999. Mr. Hegarty has served RMR and its affiliates in various capacities since 1987. Prior to 1987, Mr. Hegarty was an audit manager with Ernst & Young LLP. Mr. Hegarty is a certified public accountant.

JOHN R. HOADLEY, Age: 30

        Mr. Hoadley has been our Treasurer and Chief Financial Officer since October 1, 2001. He had been our Controller from October 2000 to September 30, 2001 and Controller of Five Star from October 2000 to September 30, 2001. He also had been the Controller of HPT from October 1999 to September 30, 2001. Since March 1998, Mr. Hoadley has served in various capacities for RMR and its affiliated companies. Prior to March 1998, Mr. Hoadley was employed by Arthur Andersen LLP as a senior auditor. Mr. Hoadley is a certified public accountant.

        There are no family relationships among any of our Trustees or executive officers. Executive officers serve at the discretion of our Board of Trustees.

OTHER INFORMATION

Compensation of Executive Officers

        We do not have any employees. Services which otherwise would be provided by employees are provided by RMR. Payments by us to RMR for services during 2001 are described in "Certain Relationships and Related Party Transactions."

        Except with respect to incentive share awards, we have not paid and have no current plans to pay compensation to our executive officers. RMR, which conducts our day-to-day operations, compensated Messrs. Martin, Portnoy, Hegarty and Hoadley in connection with their services rendered to RMR and to us. Awards under our Plan were not granted in 1999, as the Company was a wholly-owned subsidiary of HRP until October 1999. The following table provides compensation information for restricted share awards made for 2000 and 2001 to our President and Chief Operating Officer and our Treasurer and Chief Financial Officer.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Restricted Share Awards(1)
David J. Hegarty President and Chief Operating Officer	2001 2000	$ $	39,060 25,875
John R. Hoadley Treasurer and Chief Financial Officer	2001 2000	$ $	13,020 4,313

(1)
All restricted share awards shown in the table above provide that one-third vested immediately upon grant. Of the remaining two-thirds, one-third vests on each July 1st of the next two subsequent years following the date of grant. In the event an executive officer granted an incentive share award ceases to perform duties for us and ceases to be an officer or an employee of RMR during the vesting period, the Common Shares which have not yet vested may be repurchased by us for nominal consideration. Vested and unvested Common Shares are entitled to distributions. The dollar amounts shown in the table represent the total number of restricted Common Shares awarded during the year shown, which are both vested or continue to be subject to vesting, multiplied by the closing prices for the Common Shares on the New York Stock Exchange on the date of grant.

At the end of the year, Messrs. Hegarty and Hoadley, respectively, owned an aggregate of 6,000 and 1,500 restricted Common Shares which were granted under the Plan and include both vested and unvested shares. Based on a closing price of $13.91 per share for the Common Shares on the New York Stock Exchange at December 31, 2001, these shares had a value of $83,460 and $20,865, respectively.

Compensation Committee Interlocks and Insider Participation

        Our entire Board of Trustees serves as our Compensation Committee. This Committee makes recommendations for grants of Common Shares under our Plan and these recommendations are acted upon by our Board of Trustees. Relationships between the Company and certain Trustees are described under "Certain Relationships and Related Party Transactions."

Performance Graph—Comparison of Cumulative Total Return

        The graph below shows our cumulative total shareholder returns on Common Shares (assuming a $100 investment) since our Common Shares began to trade publicly on October 12, 1999, as compared with (a) the National Association of Real Estate Investment Trusts' ("NAREIT") index of all tax-qualified real estate investment trusts listed on the New York Stock Exchange, the American Stock Exchange and the Nasdaq National Market System, and (b) the Standard & Poor's 500 Index. The graph assumes reinvestment of all cash distributions on the distribution record dates.

Executive Compensation Report

        We developed and implemented our Plan in recognition of the following circumstances. First, our Common Shares are primarily a yield vehicle for shareholders and do not appreciate in value in the same manner as other equity securities. Therefore, a conventional stock option plan would not provide appropriate incentives for management. Second, because our executive officers are employees of RMR and not of the Company and receive their salary compensation from RMR, the Trustees wished to establish an arrangement which would, among other things, (a) foster a continuing identity of interest between management and our shareholders, and (b) recognize that our executive officers perform certain duties on our behalf, primarily with regard to shareholder relations and investor communications, which fall outside of the scope of services covered by the advisory contract between us and RMR. In granting incentive share awards, our Trustees consider factors such as the amount and terms of restricted Common Shares previously granted to our executive officers and the amount of time spent and complexity of the duties performed by executive officers on our behalf. The Trustees imposed, and may impose, vesting and other conditions on the granted Common Shares which may encourage recipients of share awards to remain with us and RMR.

        In 2001, Mr. Hegarty, our President and Chief Operating Officer, received a grant of 3,000 Common Shares under the Plan, 1,000 of which vested immediately upon grant and 1,000 of which will vest on each of July 1, 2002, and July 1, 2003. In 2001, Mr. Hoadley, our Treasurer and Chief Financial Officer, received a grant of 1,000 Common Shares under the Plan, 334 of which vested immediately upon grant and 333 of which will vest on each of July 1, 2002, and July 1, 2003. In making these grants and after considering the short operating history of the Company, the principal matter considered was the amount and value of shares historically granted to these persons and other persons in similar positions by HRP and HPT.

                      BOARD OF TRUSTEES

                      Frank J. Bailey (Effective January 9, 2002)
                      John L. Harrington
                      Arthur G. Koumantzelis
                      Gerard M. Martin
                      Barry M. Portnoy

Audit Committee Report

        Our Audit Committee is comprised of three of our Trustees; Messrs. Koumantzelis, Bailey and Harrington. None of these Trustees are officers of the Company. We believe all members of our Audit Committee are independent as defined by applicable New York Stock Exchange standards. The Board of Trustees has adopted a written charter for the Audit Committee.

        In the course of its oversight of our financial reporting process, the Audit Committee has (i) reviewed and discussed with management our audited financial statements for the year ended December 31, 2001, (ii) discussed with Ernst & Young LLP, our independent auditors, the matters required to be discussed by Statement on Accounting Standards No. 61, Communication with Audit Committees, (iii) received the written disclosures and the letter from the auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, (iv) discussed with the auditors their independence, and (v) considered whether the provision of nonaudit services by the auditors is compatible with maintaining their independence and concluded that it is compatible at this time.

        Based on the foregoing review and discussions, our Audit Committee recommended to our Board of Trustees that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                      AUDIT COMMITTEE

                      Arthur G. Koumantzelis, Chairman
                      Frank J. Bailey (Effective January 9, 2002)
                      John L. Harrington

Security Ownership of Certain Beneficial Owners and Management

        The following table sets forth certain information regarding the beneficial ownership of the Common Shares by each person known to us to be the beneficial owner of more than 5% of our outstanding Common Shares and by each of our Trustees and executive officers, individually and as a group, as of the Record Date. Unless otherwise indicated, each person or entity named below has sole voting and investment power with respect to all Common Shares shown to be beneficially owned by that person or entity, subject to the matters set forth in the footnotes to the table below.

	Beneficial Ownership
Name and Address	Number of Shares	Percent
Beneficial Owners of More than 5% of our Common Shares
HRPT Properties Trust (1)(2)	12,809,238	21.9%
Trustees and Executive Officers (1)
Frank J. Bailey (3)	500	*
John L. Harrington (3)	1,500	*
Arthur G. Koumantzelis (3)	1,828	*
Gerard M. Martin (4)	12,870,442	22.0%
Barry M. Portnoy (4)	12,870,442	22.0%
David J. Hegarty (5)	8,670	*
John R. Hoadley (6)	1,500	*
All Trustees and executive officers as a group (seven persons) (4)(5)(6)	12,945,644	22.2%

*
Less than 1% of the Company's outstanding Common Shares.

(1)
The address of HRP is 400 Centre Street, Newton, Massachusetts 02458 and the address of each of the Trustees and our current executive officers is c/o Senior Housing Properties Trust, 400 Centre Street, Newton, Massachusetts 02458.

(2)
Under applicable regulatory definitions, RMR, as HRP's manager, may be deemed to own beneficially HRP's 12,809,238 Common Shares. RMR, however, disclaims beneficial ownership of HRP's 12,809,238 Common Shares.

(3)
Each of the Independent Trustees receives an annual grant of 500 Common Shares as part of his annual compensation.

(4)
Mr. Martin is the sole stockholder of a corporation which owns 61,204 Common Shares. Mr. Portnoy is the sole stockholder of a separate corporation which owns 61,204 Common Shares. HRP, of which Messrs. Martin and Portnoy are Managing Trustees, owns 12,809,238 Common Shares. Messrs. Martin and Portnoy may be deemed to have beneficial ownership of the Common Shares owned by HRP; however, Messrs. Martin and Portnoy disclaim beneficial ownership of HRP's 12,809,238 Common Shares.

(5)
Includes 3,000 Common Shares granted to Mr. Hegarty under our Plan which have not vested. Also includes 230 Common Shares owned jointly by Mr. Hegarty with his wife.

(6)
Includes 834 Common Shares granted to Mr. Hoadley under our Plan which have not vested.

Certain Relationships and Related Party Transactions

        We have entered into an advisory agreement with RMR under which RMR provides investment and administrative services to us (the "Advisory Agreement"). RMR is beneficially owned by our Managing Trustees, Messrs. Martin and Portnoy. The Advisory Agreement provides for an annual base advisory fee equal to 0.50% of our Annual Average Transferred Assets, as defined in the Advisory Agreement, plus 0.70% of our Average Invested Capital, as defined in the Advisory Agreement, up to $250 million, and 0.50% of Average Invested Capital exceeding $250 million; and an annual incentive fee equal to 15% of the increase in funds from operations from the prior year on a fully diluted basis, but no more than $.02 per fully diluted Common Share outstanding. All incentive fees earned by RMR are paid in Common Shares. The base advisory fee paid to RMR during 2001 was $3.2 million. No incentive fee was payable for the year 2001.

        Effective July 1, 2000, the leases for several healthcare facilities leased by bankrupt nursing home operators were terminated. At the same time, other nursing home properties that had been mortgaged to us by these bankrupt operators were conveyed to us by these operators. As a result of these events, we assumed operations of 57 nursing homes which provide daily residential healthcare services to over 4,500 patients. Under Internal Revenue Code ("IRC") laws and regulations applicable to real estate investment trusts ("REITs"), we are required to engage an independent contractor to manage these properties after a 90-day transition period. Accordingly, we entered into management agreements with FSQ, Inc. (the "Management Agreements") under which FSQ, Inc. managed these healthcare facilities for us. FSQ, Inc. was owned by Messrs. Martin and Portnoy until January 2, 2002. During 2001, FSQ, Inc. received a fee equal to 5% of the net patient revenues at these facilities. During 2001, fees paid to FSQ, Inc. under the Management Agreements were approximately $11.5 million.

        We suffered significant losses during 2000 because of nursing homes tenant bankruptcies. In partial settlement of its outstanding lease and mortgage obligations, one of our bankrupt former nursing home tenants conveyed to us title to nine additional nursing home properties. These properties were conveyed to us free of any mortgage liens. Under IRC laws and regulations applicable to REITs during 2000, we were unable to operate nursing homes that were not previously owned and leased or subject to a mortgage by us. Accordingly, new corporations were created to take possession of and operate these nursing homes. Messrs. Portnoy and Martin each purchased 0.5% of the beneficial ownership and 50% of the voting control of these corporations while we retained 99% of the beneficial ownership and no voting control of these entities (the "99-1 Corporations"). Effective January 1, 2001, applicable laws were changed to permit REITs to have voting control of taxable REIT subsidiaries ("TRSs"). Effective January 1, 2001, our TRSs purchased the beneficial ownership and voting control of the 99-1 Corporations from Messrs. Martin and Portnoy at their historical costs. All of the nursing homes owned by these 99-1 Corporations and TRSs have been managed by FSQ, Inc.

        In connection with our December 31, 2001 spin-off of our subsidiary, Five Star, to our shareholders, we entered into a transaction agreement with, among other parties, Five Star, HRP, FSQ, Inc. and RMR. The transaction agreement provided for, among other things, (i) our capitalization of Five Star with $50 million of equity consisting of cash and working capital, (ii) our spin-off of Five Star, (iii) our lease to Five Star of 55 senior living facilities which had been managed for us by FSQ, Inc., which lease became effective December 31, 2001, (iv) our lease to Five Star of 31 senior living facilities to be acquired from Crestline Capital Corporation, which lease became effective when this acquisition closed on January 11, 2002, and (v) a right of first refusal granted by Five Star to us, HRP and certain other parties before it acquires or finances any real estate investments of the type in which we, HRP or such parties invest. In order to acquire the personnel, systems and assets necessary for Five Star to operate facilities which it leases from us, the transaction agreement also provided for the merger of FSQ, Inc. into a Five Star subsidiary and for Five Star's entering into a shared services agreement with RMR, which became effective December 31, 2001, pursuant to which RMR agreed to provide services similar to the services previously provided by RMR to FSQ, Inc. The FSQ, Inc. merger into Five Star was concluded on January 2, 2002, and as consideration in the merger, Five Star issued 125,000 shares of its common stock to each of Messrs. Martin and Portnoy, having a total value (based on the average high and low trading price of Five Star's common stock on the American Stock Exchange on January 2, 2002) of $1.9 million ($7.50 per share). In connection with this merger, our Board of Trustees received an opinion from an internationally recognized investment banking firm to the effect that the consideration provided for in the merger agreement was fair, from a financial point of view, to Five Star.

        Messrs. Martin and Portnoy each have material interests in the transactions between us and each of FSQ, Inc. and RMR. All business transactions during 2001 between us, on the one hand, and RMR and FSQ, Inc. on the other hand, have been approved by our Independent Trustees.

        Until March 31, 1997, Mr. Portnoy was a partner in the firm of Sullivan & Worcester LLP, our counsel and counsel to HRP, HPT, RMR, FSQ, Inc. and affiliates of each of the foregoing. During 2001, he received payments from that firm in respect of his retirement.

        During 2000 several of our former nursing home tenants filed for bankruptcy. One of these bankrupt former tenants, Mariner Post-Acute Network, Inc. ("Mariner"), had owned 1,000,000 common shares of HRP and 100,000 of our shares. These shares and other collateral were pledged to us to secure Mariner's lease obligations to us. As part of our settlement with Mariner, we obtained all of these shares effective July 1, 2000; our 100,000 shares were cancelled, and we now own 1,000,000 HRP common shares as an investment which we may retain or sell depending upon market conditions in the future. In connection with the spin-off of Five Star, we received 10,000 shares of Five Star as a result of our ownership of 1,000,000 common shares of HRP. We also retained 25,000 shares of Five Star and now own a total of 35,000 Five Star shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires that our Trustees, executive officers, and persons who own more than 10% of a registered class of our equity securities file reports of ownership and changes in ownership of securities with the Securities and Exchange Commission and the New York Stock Exchange. Our executive officers, Trustees and greater than 10% shareholders are required to furnish us with copies of all forms they file pursuant to Section 16(a). Based solely on our review of the copies of these reports furnished or written representations that no such reports were required, we believe that, during 2001, all filing requirements applicable to our executive officers, Trustees and greater than 10% shareholders were timely met.

AUDITORS

        We are not required to submit the selection of our auditors to a shareholder vote. Our Audit Committee recommended and our Board of Trustees re-appointed Ernst &Young LLP to continue as our independent auditors. A representative of Ernst & Young LLP is expected to be present at the Meeting, with the opportunity to make a statement if he or she desires to do so. This representative will be available to respond to appropriate questions from shareholders who are present at the Meeting.

        The fees for services provided by Ernst & Young LLP to us in 2001 were as follows:

Audit Fees	$283,500	(1)
All Other Fees	$458,250	(2)

(1)
Includes fees of $185,000 related to audit of Five Star.

(2)
Includes audit related services of $433,500 and nonaudit services of $24,750. Audit related services generally include fees for the spin-off of Five Star, accounting consultations and SEC registration statements.

SHAREHOLDER PROPOSALS

        To be eligible for inclusion in the proxy statement to be furnished to shareholders in connection with our 2003 Annual Meeting of Shareholders, proposals by shareholders must be received by us at our principal executive offices not later than December 6, 2002 and must otherwise satisfy the conditions established by the Securities and Exchange Commission and by our Bylaws for shareholder proposals to be included in our proxy statement for that meeting. In accordance with our Bylaws, proposals of shareholders intended for presentation at our 2003 Annual Meeting of Shareholders (but not intended to be included in the proxy statement for that meeting) must be received by us no later than January 6, 2003, and no earlier than December 6, 2002, and must be made in accordance with the provisions, requirements and procedures set forth in our Bylaws.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

        Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that, unless shareholders give contrary instructions, only one copy of the our Proxy Statement or Annual Report to Shareholders may have been sent to multiple shareholders in each household. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to Investor Services, Senior Housing Properties Trust, 400 Centre Street, Newton, Massachusetts 02458, telephone (617) 796-8350. Any shareholder who wants to receive separate copies of the Proxy Statement or Annual Report to Shareholders in the future, or any shareholder who is receiving multiple copies and would like to receive only one copy per household, should contact the shareholder's bank, broker, or other nominee record holder.

OTHER MATTERS

        As of this time, we know of no other matters which will be brought before the Meeting. However, if other matters properly come before the Meeting or any adjournment thereof, and if discretionary authority to vote with respect thereto has been conferred by the enclosed proxy, the persons named in the proxy will vote the proxy in accordance with their discretion on those matters.

                      By Order of the Board of Trustees

                      DAVID J. HEGARTY, Secretary

Newton, Massachusetts

April 5, 2002

SEHCM-PS-02

SENIOR HOUSING PROPERTIES TRUST

400 Centre Street Newton, Massachusetts 02458

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES

        The undersigned shareholder of Senior Housing Properties Trust, a Maryland real estate investment trust (the "Company"), hereby appoints DAVID J. HEGARTY, GERARD M. MARTIN and BARRY M. PORTNOY, or any of them, as proxies for the undersigned, with full power of substitution in each of them, to attend the Annual Meeting of Shareholders of the Company to be held at the Sheraton Newton Hotel, 320 Washington Street, Newton, Massachusetts on Tuesday, May 7, 2002 at 9:30 a.m., and any adjournment or postponement thereof, to cast on behalf of the undersigned all the votes that the undersigned is entitled to cast at the meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Shareholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to the meeting.

        The votes entitled to be cast by the undersigned will be cast as instructed on the reverse side hereof. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "for" the nominee for trustee and in the discretion of the proxy holder on any other matter that may properly come before the meeting or any adjournment or postponement thereof.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

NOTE: Please sign exactly as name(s) appear(s) hereon. Joint owners should both sign. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

HAS YOUR ADDRESS CHANGED?	DO YOU HAVE ANY COMMENTS?

/x/    PLEASE MARK VOTES
AS IN THIS EXAMPLE

SENIOR HOUSING PROPERTIES TRUST

1. Election of the Trustee in Group III: ARTHUR G. KOUMANTZELIS	2. In their discretion, the Proxies are authorized to vote and otherwise represent the undersigned on any other matter as may properly come before the meeting or any adjournment of postponement thereof.
FOR	/ /	WITHHOLD	/ /
Mark box at right if an address change or comment has been noted on the reverse side of this card. / /

Please be sure to sign and date this Proxy.
Shareholder sign here
Co-owner sign here

DETACH CARD DETACH CARD

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SCHEDULE 14A (Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
SENIOR HOUSING PROPERTIES TRUST (Name of Registrant as Specified In Its Charter) (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
SENIOR HOUSING PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 7, 2002
SENIOR HOUSING PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458
PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS To Be Held on Tuesday, May 7, 2002
INTRODUCTION
NOMINEE FOR TERM EXPIRING IN 2005
CONTINUING TRUSTEES
EXECUTIVE OFFICERS
OTHER INFORMATION
SUMMARY COMPENSATION TABLE
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
AUDITORS
SHAREHOLDER PROPOSALS
HOUSEHOLDING OF ANNUAL MEETING MATERIALS
OTHER MATTERS
SENIOR HOUSING PROPERTIES TRUST 400 Centre Street Newton, Massachusetts 02458
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES